TRAC Financial Group, Inc

16458 Bolsa Chica, # 419

Huntington Beach, CA 92649

PRESS RELEASE

Symbol: Pink Sheets: TCFG

TRAC FINANCIAL GROUP, INC. COMPLETES ACQUISITION AND

CHANGES NAME TO FINI GROUP, INC.

Huntington Beach, CA. July 27, 2006 - TRAC Financial Group, Inc. – Pink Sheets: TCFG), announced today that it has completed the acquisition of Fini Group, Inc., a Beverly Hills, California-based financial services firm. As a part of the transaction, TRAC Financial Group has changed its name to FINI Group, Inc. and that of its newly-acquired subsidiary to FINI Technologies, Inc.

On Friday, July 28, 2006, the new name of the Company, FINI Group, Inc., will be in effect and the Company will trade under the new symbol of FGRP. A new CUSIP number of 30247K 10 5 has been assigned to the common stock of the Company.

In addition, as a part of the transaction, the Company’s previous subsidiary companies and joint venture partnerships have been sold-off or terminated, in order to allow the Company to focus solely upon the business of FINI Technologies.

About FINI Group, Inc.

FINI Group, Inc. is a financial services holding company, whose wholly owned subsidiary, FINI Technologies, Inc. markets and distributes educational/tutorial software products under an exclusive, world-wide technology license from Forex International Investments, Inc. (FINI FX), a Futures Commission Merchant registered with the U.S. Commodities Futures Trading Commission. The FINI FX Forex Academy software, which was developed by FINI FX for investors interested in the foreign currency exchange (forex) market, teaches the history of forex and the interbank market, gives the user trading tools, charting and technical analysis, and includes demo account trading tied to the FINI FX Pro Trading Platform, which is considered to be one of the most powerful, simple to use online forex trading platforms in use today in the forex spot market.

For more information please visit the Company’s new website, www.finigroup.com.

FINI FX and FINI FX Forex Academy are Trademarks of Forex International Investments, Inc.

A number of statements referenced in this Release, and in interviews that have been granted, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, and goals, assumption of future events or performance are not statements of historical fact and may be “forward-looking statements.” Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward-looking statements in this Release may be identified through the use of words such as “expects,” “will,” “anticipates,” “estimates,” “believes,” or statements indicating certain actions “may,” “could,” or “might” occur. Such statements reflect the current views of TRAC Financial Group, Inc. / Fini Group, Inc. with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties.

TRAC Financial Group, Inc. / Fini Group, Inc. does not undertake any responsibility to update the “forward-looking” statements contained in this news release. Any communications received by fax or e-mail concerning TRAC Financial Group, Inc. / Fini Group, Inc. which have not been authorized by the Company or its investor relations/media advisory firm are specifically disavowed by the Company.

Contact Person:

Gennady Levtchenko - 888-886-7958